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                                                                    EXHIBIT 10.1


                                 FIRST AMENDMENT
                                       TO
                     AMENDED AND RESTATED SUBLEASE AGREEMENT


          THIS FIRST AMENDMENT TO AMENDED AND RESTATED SUBLEASE AGREEMENT (this "AMENDMENT") is made as of January 1, 2004, by and between SMITHS AEROSPACE, INC., a Delaware corporation, f/k/a Smiths Industries Aerospace & Defense Systems, Inc., a Delaware corporation ("SUBLANDLORD"), and AMERICAN TECHNOLOGY CORPORATION, a Delaware corporation ("SUBTENANT").

                                 R E C I T A L S
                                 ---------------

         A. Sublandlord and Subtenant entered into that certain Amended and Restated Sublease Agreement dated as of September 1, 2000 (the "SUBLEASE") for space in that certain building located at 13112 Evening Creek Drive South, San Diego, California 92128, which space is more particularly described in the Sublease and contains 12,107 square feet (the "ORIGINAL PREMISES").

         B. Subtenant has requested that Sublandlord expand the Original Premises by 11,441 square feet (the "EXPANSION SPACE"). The Original Premises is depicted in Exhibit A attached hereto, and the Expansion Space and Original Premises are both depicted in Exhibit B attached hereto.

         C. The Term of the Sublease expired on July 31, 2003 (the "ORIGINAL SUBLEASE EXPIRATION DATE"), but Subtenant has continued to occupy the Original Premises subject to the terms of the Sublease. Subtenant has requested that Sublandlord extend the Term to July 31, 2006.

         D. The Parties desire to amend the Sublease to, among other things, add the Expansion Space to the Original Premises and extend the Term, as set forth in this Amendment.

         NOW, THEREFORE, in reliance upon the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, Sublandlord and Subtenant (together, the "PARTIES" and each sometimes a "PARTY") agree and hereby amend the Sublease as follows:

                                A G R E E M E N T
                                -----------------

         1. DEFINITIONS. Any term which is defined in the Sublease, and not otherwise defined or modified in this Amendment, shall have the meaning ascribed to it in the Sublease wherever capitalized herein. Each term defined in this Amendment shall have its defined meaning wherever capitalized herein.

         2. EFFECTIVE DATE. This Amendment shall be effective as of the Effective Date (however, certain provisions of this Amendment shall be retroactive to the Original Sublease Expiration Date as expressly set forth in this Amendment). The "EFFECTIVE DATE" is the date upon which Landlord consents to this Amendment (SEE Section 18 below).

         3. DEMISE OF ORIGINAL PREMISES AND EXPANSION SPACE. Effective as of the Effective Date, but retroactive to the Original Sublease Expiration Date, Sublandlord hereby demises and subleases to Subtenant, and Subtenant hereby accepts and subleases from Sublandlord, the Original Premises subject to all the terms and conditions of the Sublease except as expressly modified herein. In addition, effective as of the Effective Date, Sublandlord hereby demises and subleases to Subtenant, and Subtenant hereby accepts and subleases from Sublandlord, the Expansion Space.


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         4. EXPANSION SPACE. The Expansion Space shall be subject to all the terms and conditions of the Sublease except as expressly modified herein . Subtenant has inspected the Expansion Space and agrees to accept the same "AS IS, WHERE IS" and with all faults and defects and without any (i) representations or warranties on the part of Sublandlord with respect to the condition of the Expansion Space, (ii) agreements, understandings or obligations on the part of Landlord to perform or pay for any alteration, repairs, replacements or improvements, or (iii) allowances, abatements, credits or other concessions or inducements granted with respect to the Original Premises.

         5. EXPANDED PREMISES AND NEW PREMISES AREA. Effective as of the Effective Date, the Premises shall be increased to include the Expansion Space. Consequently, the Premises shall be comprised of the Original Premises and the Expansion Space, for a total Premises area of 23,548 square feet. The Premises (including the Expansion Space) is depicted in Exhibit B attached hereto and is not subject to verification or re-measurement.

         6. EXTENSION OF TERM. Effective as of the Effective Date, but retroactive to the Original Sublease Expiration Date, the Term of the Sublease shall be extended by 36 months. The extended Term shall expire on July 31, 2006 (the "EXPIRATION DATE"), unless sooner terminated in accordance with the express provisions of the Sublease.

         7. BASE RENT. Effective as of the Effective Date, but retroactive to the Original Sublease Expiration Date, Sublandlord shall pay to Subtenant Base Rent as follows:

-------------------------------- ----------------------- -------------------------- --------------------------------
                                      ANNUAL RATE
           TIME PERIOD              PER SQUARE FOOT          ANNUAL BASE RENT              MONTHLY BASE RENT
-------------------------------- ----------------------- -------------------------- --------------------------------
From August 1, 2003 to the               $15.85                 $191,895.96                   $15,991.33
Effective Date
-------------------------------- ----------------------- -------------------------- --------------------------------

From Effective Date to the               $14.40                 $339.091.20                   $28,257.60
Expiration Date
-------------------------------- ----------------------- -------------------------- --------------------------------

         8. SUBTENANT'S PROPORTIONATE SHARE OF OPERATING EXPENSES. Effective as of the Effective Date, but retroactive to the Original Sublease Expiration Date, Subtenant shall pay to Sublandlord Subtenant's Proportionate Share of Operating Expenses pursuant to Section 4.2 of the Sublease; provided however, upon the Effective Date, Subtenant's Proportionate Share shall be increased to 21.45% to take the Expansion Space into account.

         9. SECURITY DEPOSIT. Effective as of the Effective Date, the Security Deposit shall be increased to $28,257.60. Subtenant has already deposited, in cash, with Sublandlord the sum of $14,770.54. Therefore, within three days following the Effective Date, Subtenant shall deposit $13,487.06, in cash, with Sublandlord.

         10. SUBTENANT'S WORK. After the Effective Date, Subtenant, at its sole cost and expense, shall make the improvements described in Exhibit C attached hereto ("SUBTENANT'S WORK"), which improvements shall include a new demising wall that separates the Original Premises and Expansion Space from the space that will be occupied by e.Digital Corporation ("e.Digital") after the reduction of e.Digital's premises pursuant to that certain First Amendment to Amended and Restated Sublease Agreement of even date herewith between Sublandlord and e.Digital. Subtenant's Work shall be (i) completed within a reasonable period not to exceed 90 days after the Effective Date, (ii) deemed Subtenant Alterations and (iii) shall be subject to the terms of the Sublease and Master Lease. Upon completion of the Subtenant's Work, Subtenant shall deliver to Sublandlord copies of all lien releases, copies of paid invoices, and final as-built plans. Subtenant shall hold harmless, indemnify and defend Sublandlord from and against any claim by or liability to the Subtenant's contractor, the Landlord or any third party, and related expenses (including attorneys' fees actually and reasonably incurred), arising from or related to the Subtenant's Work.

                                       2
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         11. RENT CREDIT. After the Effective Date, Subtenant shall be entitled to a "RENT CREDIT" equal to the reasonable third party costs actually paid by Subtenant for the Subtenant's Work, but in no event shall the Rent Credit exceed $48,334.04. The Rent Credit shall be applied to the first installments of Base Rent that are due after the Effective Date. Notwithstanding the foregoing, Subtenant shall not be entitled to receive the Rent Credit (or the then unapplied portion thereof) if Subtenant is then in Default under this Sublease; provided however, if Subtenant cures such Default to Sublandlord's reasonable satisfaction, Sublandlord shall then apply the Rent Credit (or the then unapplied portion thereof) to the next installments of Base Rent pursuant to this Section 11.

         12. ONSITE PARKING. Effective as of the Effective Date, Subtenant shall have the right to use 78 unreserved parking stalls located in the open parking lot within the Master Premises, subject to the terms and conditions of the Sublease, including, without limitation, Section 7 of the Sublease.

         13. BROKERAGE COMMISSIONS. The Parties acknowledge that no realtor, broker, agent or finder was involved in connection with this Amendment other than CB Richard Ellis (Attention: Brent H. Wright), representing Subtenant, and CB Richard Ellis (Attention: Jerry Keeney), representing Sublandlord (collectively, the "BROKERS") and, therefore, that no brokerage commissions or other fees are due to any realtor, broker, agent or finder other than the Brokers. Tenant shall hold harmless, indemnify and defend Landlord against any claim made in connection with this Amendment by any realtor, broker, agent or finder other than the Brokers based on an alleged act on the part of Tenant or any of Tenant's agents or employees. Sublandlord and Subtenant acknowledge that CB Richard Ellis, Inc. represents both Parties. Sublandlord and Subtenant confirm that they were timely advised of such dual representation and that they consented to the same, and that they do not expect the Brokers to disclose to either of them confidential information of the other Party.

         14. DELETION OF CERTAIN PROVISIONS. Sections 5 (Option to Extend Term) and 6 (Right of First Offer) are hereby deleted from the Sublease, and such Sections shall be of no further force and effect. Subtenant acknowledges and agrees that, because the term of the Master Lease expires on August 31, 2006, Sublandlord shall not (i) extend the Term of the Sublease or renew the Sublease or (ii) consent to a holdover by Subtenant or any delay in Subtenant's surrender of the Premises.

         15. NO FURTHER AMENDMENT. Except as modified by this Amendment, the Sublease remains in full force and effect, and unchanged.

         16. ENTIRE AGREEMENT. This Amendment contains the entire agreement and understanding of the Parties with respect to the subject matter of this Amendment and supersedes and replaces entirely all previous oral and written understandings or proposals.

         17. COUNTERPARTS. This Amendment may be executed in multiple counterparts, and by each Party on separate counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

         18. CONSENT TO SUBLEASE BY LANDLORD. This Amendment shall be contingent upon and shall not become operative unless and until the Landlord has given its prior written consent to this Amendment. Sublandlord shall not be responsible for the failure of Landlord to consent to this Amendment or the failure or refusal of Landlord to grant any consent of Landlord required by this Amendment, the Sublease or the Master Lease. Should the Landlord not grant its consent to this Amendment within 30 days from the date hereof, either Party may terminate this Amendment upon 15 days prior written notice to the other Party, and this Amendment shall terminate at the end of such 15-day period unless Landlord consents to this Amendment before the end of such 15-day period. If this Amendment is terminated pursuant to the preceding sentence, Sublandlord and Subtenant shall be released from all obligations with respect to this Amendment and neither shall have any further rights at law or in equity with respect to this Amendment. The Parties hereby acknowledge that Landlord's consent to this Amendment shall not make Landlord a party to this Amendment, shall not create any contractual liability or duty on the part of Landlord and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord, Sublandlord and Subtenant with respect to the Master Premises, the Premises and the Sublease.


                                       3
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         19. REDUCTION OPTION. Subtenant shall have the option to exclude from the Premises and return to Sublandlord the 8,551 square feet of space that is depicted on Exhibit D attached hereto) (the "REDUCTION SPACE") effective as of a date (the "REDUCTION DATE") that is at least 60 days after Subtenant's written exercise notice to Sublandlord, but in no event shall the Reduction Date be prior to July 31, 2004. As a condition to the effectiveness of such reduction of the Premises, Subtenant, at its sole cost and expense, shall (i)remove any improvements and alterations to the Reduction Space made by or on behalf of Subtenant, and (ii) comply with all of the terms and conditions of the Sublease applicable upon the expiration of the Sublease Term or the termination of the Sublease, including, without limitation, those relating to the surrender of the Reduction Space, the removal of Subtenant's property from the Reduction Space and the completion of any repairs to, and restoration of, the Reduction Space. Upon Subtenant's satisfying the foregoing conditions to Sublandlord's reasonable satisfaction, the square footage of the Premises shall be reduced by the number of square feet in the Reduction Space, Sublandlord shall recompute the Base Rent and Subtenant's Proportionate Share based on the remaining number of square feet in the Premises, and the Parties shall execute an amendment to the Sublease that sets forth the new square footage of the Premises and re-computed Base Rent and Subtenant's Proportionate Share.

         20. SIGNERS' WARRANTY. Each individual executing or delivering this Amendment on behalf of a Party hereby represents and warrants to the other Party that he or she has been duly authorized and empowered to do so.

                                      * * *



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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.



"SUBLANDLORD"                                "SUBTENANT"

SMITHS AEROSPACE, INC.,                      AMERICAN TECHNOLOGY CORPORATION,
a Delaware corporation                       a Delaware corporation

By:                                          By: /s/ KALANI JONES
    -------------------------------              -------------------------------
    Name:                                        Name:
    Title:                                       Title: COO


                                             By:
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